UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010 (May 25, 2010)

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 25, 2010, the Board of Directors (the “Board”) of Accuray Incorporated (the “Company”) adopted Corporate Governance Guidelines in order to help ensure that the Company is managed in the best long term interests of shareholders, promote effective functioning of the Board and its committees and provide a flexible framework within which the Board may conduct its oversight of the business of the Company.  The Corporate Governance Guidelines address topics which include, without limitation, Board and committee structure and composition, Board and committee procedures, and the Board’s roles and responsibilities.

In addition, the Corporate Governance Guidelines include Executive Officer and non-employee director stock ownership guidelines that take effect July 1, 2010, pursuant to which, non-employee directors and Executive Officers of the Company are encouraged to own shares of the Company’s common stock, as follows:

Non-employee directors:  the lesser of (a) the number of shares having a value equal to at least three times the non-employee director’s regular annual cash retainer and (b) 10,000 shares;

Chief Executive Officer:  the lesser of (a) the number of shares having a value equal to three times annual base salary and (b) 175,000 shares;

Chief Financial Officer, Chief Operating Officer and Chief Marketing Officer:  the lesser of (a) the number of shares having a value equal to one times annual base salary and (b) 40,000 shares; and

General Counsel:  the lesser of (a) the number of shares having a value equal to one times annual base salary and (b) 17,500 shares.

Non-employee directors and Executive Officers shall have five years from the later of July 1, 2010 and the date of election or appointment to attain the foregoing ownership levels.  The Company expects each Executive Officer and non-employee director to retain at least 25% of the net shares they receive pursuant to all Company equity awards (subject to certain exclusions), until the foregoing ownership levels are achieved.

In addition, the Compensation Committee may, in its discretion, encourage additional senior executives of the Company with a rank of Senior Vice President to comply with stock ownership guidelines determined by the Compensation Committee.  The number of shares any such senior executive shall be encouraged to own shall not exceed the number of shares which have a value equal to one times such senior executive’s annual base salary.

The foregoing description is qualified by reference to the full text of the Corporate Governance Guidelines, a copy of which is available on the Company’s website at www.accuray.com, under the section titled “Investor Relations” and under the subsection “Corporate Governance,” or a printed copy can be obtained by writing to Accuray Incorporated, Corporate Secretary, 1310 Chesapeake Terrace, Sunnyvale, California 94089.

Any amendments to the Corporate Governance Guidelines will be posted on the Company’s website, and the Company assumes no obligation to announce or file any such amendments on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: June 1, 2010	By:	/s/ Darren J. Milliken
Darren J. Milliken
Senior Vice President, General Counsel & Corporate Secretary